UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: July 28, 2006
(Date of earliest event reported)
AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2255 Glades Road, Suite 425W, Boca Raton, Florida		33431

(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code: (561) 999-8700
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
At the Annual Meeting of Shareholders held on July 28, 2006, the shareholders of Agilysys, Inc. (the “Company”) approved the Agilysys, Inc. 2006 Stock Incentive Plan (the “Plan”). The Plan allows the Company to grant a variety of stock and stock-based awards, including stock options (with or without stock appreciation rights), time-vested restricted shares, performance-vested restricted shares and performance shares (shares granted upon the attainment of performance goals) to officers, other employees, directors and consultants selected by the Committee who has been charged with administering the Plan. The maximum number of Common Shares that may be issued under the Plan is 3.2 million shares. The maximum aggregate number of Common Shares that may be granted as restricted shares, restricted share units and performance shares under the Plan is 1.6 million shares. The aggregate number of Common Shares underlying awards granted under the Plan to any participant in any two consecutive fiscal year period, regardless of whether such awards are thereafter cancelled, terminated or forfeited, shall not exceed 1.6 million shares. The aggregate number of shares underlying awards granted under the Plan in any two consecutive fiscal year period shall not exceed the sum of 1.6 million shares (disregarding any shares underlying awards cancelled, terminated or forfeited during the period) plus the aggregate number of shares underlying awards previously cancelled or forfeited.
The Plan prohibits the cancellation, substitution or amendment of a stock option that would have the effect of reducing the exercise price of such a stock option previously granted under the plan or any other modification to such a stock option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by The Nasdaq Stock Market or such other stock market on which the Company’s shares are traded.
For a description of the material features of the Plan, please refer to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 26, 2006. The description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d)    Exhibits
10.1    Agilysys, Inc. 2006 Stock Incentive Plan.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.

By:	/s/ Martin F. Ellis

Martin F. Ellis
Executive Vice President, Treasurer and Chief
Financial Officer
Date: August 3, 2006

Exhibit Index

Exhibit Number	Description

10.1	Agilysys, Inc. 2006 Stock Incentive Plan.